Exhibit 99.2

Canton Strategic Holdings, Inc. Announces Sale of Gravitas Life Sciences, LLC.

Transaction Drives Greater Focus on Company’s Canton Network Strategy

NEW YORK, July 23, 2026 — Canton Strategic Holdings, Inc., (NASDAQ: CNTN) (“Canton Strategic Holdings” or the “Company”) the first publicly traded company to leverage Canton Coin to support the Canton Network’s ability to digitize traditional financial markets, today announced the sale of its biotech research and development arm, Gravitas Life Sciences, LLC (“Gravitas”), to Gravitas Collective Corp. The transaction was approved unanimously by the Board of Directors and closed on July 17, 2026.

This milestone aligns with the Company’s transition to an operating company that drives the digitization of financial markets via the Canton Network and builds on recent progress in its operating business, including its locking service launch in June 2026.

About Canton Strategic Holdings, Inc.

Canton Strategic Holdings, Inc. (NASDAQ: CNTN), is the first publicly traded company to leverage Canton Coin and support the Canton Network to advance institutional blockchain adoption and the digitization of financial markets. In addition to its operating business that drives value through activities on the Canton Network, the Company is a strategic investor in the Canton ecosystem. For more information, visit www.cantonstrategic.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements” within the meaning of U.S. federal securities laws. Forward-looking statements are statements other than historical facts and include, without limitation, those regarding management expectations, strategy execution, market conditions, and the Company’s involvement with the Canton Network. These statements are based on current expectations and involve risks and uncertainties that may cause actual results to differ materially. Further information regarding factors that may affect the Company’s prospects is included in its annual and quarterly reports filed with the U.S. Securities and Exchange Commission, available at www.sec.gov. The Company undertakes no obligation to update these statements except as required by law.

Canton is a registered trademark of Digital Asset (Switzerland) GmbH. Digital Asset is not affiliated with, and has not sponsored or endorsed, the operations of Canton Strategic Holdings, Inc.

Contacts

Media:

Gasthalter & Co.

(212) 257-4170

canton@gasthalter.com

Investors:

ir@cantonstrategic.com

X: @CantonStrategic

LinkedIn: https://www.linkedin.com/company/cantonstrategicholdings/

Website: www.cantonstrategic.com